UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 2, 2008

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(866) 871-8519

(registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Amendment of a Material Definitive Agreement

AMN Healthcare Services, Inc (the “Company”), AMN Healthcare, Inc. (“AMN Healthcare”), the wholly owned subsidiaries of AMN Healthcare, as guarantors, Bank of America, N.A., as Administrative Agent, and certain lenders have entered into a Third Amendment (the “Third Amendment”) to the Second Amended and Restated Credit Agreement dated November 2, 2005 of the Company and AMN Healthcare (the “Credit Agreement”). By its terms, the Third Amendment became enforceable on May 2, 2008, with an effective date of April 28, 2008. The Third Amendment amends the Credit Agreement and provides that the Company may repurchase its common stock in an aggregate cash amount not to exceed $50 million, provided that no default or event of default exists either before or after giving effect to such repurchase and such repurchase occurs on or before March 31, 2009. The Third Amendment also adds a $15 million secured debt basket to the permitted indebtedness exceptions (subject to certain conditions) and increases the annual capital expenditure basket to $15 million.

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On May 7, 2008, the Company reported its first quarter 2008 results. The Company’s first quarter 2008 results are discussed in detail in the press release which is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by the Company on May 7, 2008 furnished pursuant to Item 2.02 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

By:	/s/ Susan R. Nowakowski
Susan R. Nowakowski
President & Chief Executive Officer

Date: May 7, 2008